Exhibit 4.3

Second SUPPLEMENTAL INDENTURE

THIS Second SUPPLEMENTAL INDENTURE, dated as of September 18, 2020, between Masco Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as successor trustee. All capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein have the meanings assigned to such terms in the Base Indenture (as defined below).

WHEREAS, the Company entered into an Indenture dated as of February 12, 2001 with the Trustee, as supplemented by that certain First Supplemental Indenture dated as of November 30, 2006 (together, the “Base Indenture,” and together with this Second Supplemental Indenture, referred to herein as the “Indenture”);

WHEREAS, Section 9.01 of the Base Indenture provides that without the consent of the Holders of the Securities of any series issued under the Base Indenture, the Company, when authorized by a Board Resolution, and the Trustee may, in certain circumstances, enter into one or more indentures supplemental to the Base Indenture;

WHEREAS, the Company has, prior to the date hereof, established and issued series of Securities pursuant to the terms of the Base Indenture;

WHEREAS, the Company has established and authorized the issuance of a series of Securities designated as the “2.000% Notes due 2030” (the “2030 Notes”) pursuant to the terms of the Base Indenture, as supplemented by this Second Supplemental Indenture;

WHEREAS, on and following the date hereof, the Company proposes to establish and issue further series of Securities pursuant to the terms of the Base Indenture (such further series of Securities being referred to herein as the “Future Senior Notes”) and desires to modify Section 11.04 of the Base Indenture in connection with the issuance of the 2030 Notes and the establishment and issuance of any Future Senior Notes;

WHEREAS, the entry into this Second Supplemental Indenture by the parties hereto is in all respect authorized by the provisions of the Base Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed;

NOW, THEREFORE, the parties agree as follows:

1.       The Base Indenture is hereby amended solely with respect to the 2030 Notes and any and all Future Senior Notes as follows:

(a) The first sentence of Section 11.04 of the Base Indenture is amended and restated to read as follows:

“Notice of redemption shall be given, (i) in the case of Securities in global form, in accordance with the procedures of the Depositary or (ii) in the case of physical securities,

by first-class mail, postage prepaid, mailed to each Holder of Securities to be redeemed at the address appearing in the Security Register, in each case not less than 10 nor more than 60 days prior to the Redemption Date.”

(b) Section 1.14 is amended and restated in its entirety to read as follows:

“This instrument may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Notwithstanding any other provision in this Indenture, any reference to “manual signature,” “facsimile signature,” “execution,” “signed” and words of like import in this Indenture or in any other certificate, agreement, or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. For the avoidance of doubt, this Section 1.14 shall apply to the Trustee’s authentication of the Securities.”

(c) Any provision contained in the form of Securities that relates to any provision of the Base Indenture, as amended, is likewise amended so that any such provision contained in the Securities will conform to and be consistent with the provisions of the Base Indenture as amended.

2.       As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

3.       In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this Second Supplemental Indenture, then the terms and conditions of this Second Supplemental Indenture shall prevail; provided that if and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included herein or in the Base Indenture by the Trust Indenture Act of 1939, as amended, such required provision shall control.

4.       This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

5.       This Second Supplemental Indenture may be simultaneously executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. Notwithstanding any other provision in this Second Supplemental Indenture, any reference to “manual signature,” “facsimile signature,” “execution,” “signed” and words of like import in this Second Supplemental Indenture or in any other certificate, agreement, or document related to this Second Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

6.        The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for the correctness of such statements. The Trustee makes no representation as to the validity of this Second Supplemental Indenture. The Trustee assumes no duties, responsibilities or liabilities by reason of this Second Supplemental Indenture other than as set forth in the Base Indenture and in this Second Supplemental Indenture.

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be executed and acknowledged as of the date first written above.

MASCO CORPORATION

By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Shannon Matthews
Name:	Shannon Matthews
Title:	Vice President